EXHIBIT 10.15




                            STOCK PURCHASE AGREEMENT


                                 by and between


                                MASCOTECH, INC.,
                                   the Seller,


                                       and


                         CITICORP VENTURE CAPITAL, LTD.,
                                 the Purchaser,



                           dated as of August 1, 2000




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                                TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE ONE

                                   DEFINITIONS

SECTION 1.01.   Definitions...................................................1

                         ARTICLE 2

                     PURCHASE AND SALE

SECTION 2.01.   Purchase and Sale of the Shares...............................2
SECTION 2.02.   Purchase Price................................................2
SECTION 2.03.   Closing.......................................................3
SECTION 2.04.   Deliveries at the Closing.....................................3

                         ARTICLE 3

                CONDITIONS TO OBLIGATION TO CLOSE

SECTION 3.01.   Conditions to Obligation of the Purchaser.....................3
SECTION 3.02.   Conditions to Obligation of the Seller........................4
SECTION 3.03.   Failure to Satisfy Certain Conditions.........................5

                            ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

SECTION 4.01.   Due Authorization.............................................6
SECTION 4.02.   Title.........................................................6
SECTION 4.03.   No Consents...................................................7
SECTION 4.04.   No Conflict, Breach, Etc......................................7

                         ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 5.01.   Due Authorization.............................................8
SECTION 5.02.   No Consents...................................................8
SECTION 5.03.   No Conflict, Breach, Etc......................................8
SECTION 5.04.   Purchase Entirely for Own Account.............................9
SECTION 5.05.   Restricted Securities.........................................9
SECTION 5.06.   Legends.......................................................9

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SECTION 5.07.   Accredited Investor; Knowledge...............................10
SECTION 5.08.   Financing....................................................10

                         ARTICLE 6

                 COVENANTS AND AGREEMENTS

SECTION 6.01.   Disclosure; Publicity........................................10
SECTION 6.02.   Seller Agreements............................................10
SECTION 6.03.   Further Assurances...........................................10
SECTION 6.04.   Certain Filings..............................................11
SECTION 6.05.   Representations and Covenants................................12
SECTION 6.06.   Notice.......................................................12
SECTION 6.07.   American Commercial Plastics.................................12

                         ARTICLE 7

                       MISCELLANEOUS

SECTION 7.01.   Termination..................................................12
SECTION 7.02.   Amendments; Waivers..........................................13
SECTION 7.03.   Successors and Assigns.......................................13
SECTION 7.04.   Notices......................................................13
SECTION 7.05.   Expenses.....................................................14
SECTION 7.06.   Governing Law................................................15
SECTION 7.07.   Waiver of Jury Trial.........................................15
SECTION 7.08.   Severability; Interpretation.................................15
SECTION 7.09.   Headings.....................................................15
SECTION 7.10.   Entire Agreement.............................................15
SECTION 7.11.   Counterparts.................................................15
SECTION 7.12.   Third-party Beneficiaries....................................16
SECTION 7.13.   Specific Performance.........................................16



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Attachment A -- Form of FIRPTA Certificate
Schedule 2.01 -- Shares to be Purchased
Schedule 2.02 -- Shares Subject to Right of First Refusal or Consent
Schedule 4.02 -- Seller Agreements
Schedule 4.03 -- Consents of Seller
Schedule 4.04 -- Conflicts of Seller
Schedule 5.02 -- Consents of Purchaser

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                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of August 1, 2000, by and between MASCOTECH, INC., a Delaware corporation (the "Seller"), and CITICORP VENTURE CAPITAL, LTD., a New York corporation (the "Purchaser").

         WHEREAS, the Seller or a wholly-owned subsidiary of Seller owns all shares, equity interests, membership interests, interests in equity and notes listed on Schedule 2.01 hereto (collectively, the "Shares") of the Persons (as defined herein) listed on Schedule 2.01 hereto (each, a "Company" and, collectively, the "Companies") and the Purchaser desires to purchase from the Seller or a wholly-owned subsidiary of Seller and the Seller desires to sell, and to cause its wholly-owned subsidiaries to sell, to the Purchaser the Shares, upon the terms and subject to the conditions set forth herein; and

         WHEREAS, the transfer of certain of the Shares will require the consent and/or waiver of certain Persons with respect to provisions in existing agreements, including those related to right of first refusal and right of first offer provisions, and the Seller has undertaken to obtain such consents and/or waivers.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the Purchaser and the Seller hereby agree as follows:


                                   ARTICLE ONE

                                   Definitions


     SECTION 1.01. Definitions. The following terms as used herein have the following meanings:

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

     For the purposes of this definition, "control" (including, with its correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise. For purposes of Section 7.03 of this Agreement, to the extent permitted by the Seller Agreements, as applicable, "Affiliates" of the Purchaser shall be deemed to include any employees, officers or directors of the Purchaser or any of the Companies and each of their respective Affiliates and any entity in which the Purchaser or any of its


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Affiliates, together with any employees, officers or directors of any of the
Purchaser, such Affiliates or such entities, owns 40% or more of the outstanding voting securities and of which no other Persons own 40% or more of the outstanding voting securities.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

     "Recapitalization Agreement" means the Recapitalization Agreement dated as of August 1, 2000, between MascoTech, Inc., a Delaware corporation, and Riverside Company LLC, a limited liability company organized under the laws of Delaware ( "Merger Subsidiary").


                                    ARTICLE 2

                                Purchase and Sale


     SECTION 2.01. Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing the Seller shall sell, transfer, convey, assign and deliver to the Purchaser and the Purchaser shall purchase from the Seller the Shares listed on Schedule 2.01.

     SECTION 2.02. Purchase Price. (a) The Purchaser shall pay to the Seller at the Closing $125 million for the Shares (the "Purchase Price"), as adjusted as provided in Section 2.02(b), by wire transfer of immediately available funds to an account of the Seller designated in writing by the Seller prior to the Closing Date.

     (b) Adjustment to Purchase Price. In the event Persons have either exercised rights of first refusal or failed to consent to the transfer of any Shares and the rights related thereto under the Seller Agreements (as defined herein) of the Companies set forth in Schedule 2.02, the Purchase Price shall be reduced by the value of Shares in respect of which such right of first refusal has been exercised or such Shares have been purchased or in respect of which such consent has not been given (x) in the case of any Shares for which a right of first refusal has been exercised, on a dollar-for-dollar basis equal to the value of consideration received or to be received by the Seller from a Person exercising its right of first refusal for such Shares and (y) in the case of any Shares for which consent has not been given, at such value as is determined by the Purchaser in the notice given pursuant to Section 6.06.


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     SECTION 2.03. Closing. Upon the terms and subject to the conditions set forth in this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held immediately prior to or simultaneously with the closing of the merger (the "Recapitalization") of Merger Subsidiary with and into Seller under the Recapitalization Agreement at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, or at such other place or time as the Purchaser and the Seller may mutually agree. The date upon which the Closing occurs is herein referred to as the "Closing Date."

     SECTION 2.04. Deliveries at the Closing. Subject to Section 3.03, at the Closing, (i) the Seller shall deliver to the Purchaser the certificate referred to in Section 3.01 below and a FIRPTA Certificate in the form of Attachment A hereto, (ii) the Purchaser shall deliver to the Seller the certificate referred to in Section 3.02 below, (iii) the Seller shall deliver to the Purchaser stock certificates representing the Shares which are certificated, registered in its name or the name of its wholly-owned subsidiary, as appropriate, duly endorsed in blank or accompanied by duly executed assignment documents, together with an assignment (to the extent permitted) of all Seller's rights under the Seller Agreements and if Shares are uncertificated, shall deliver documents necessary to effect the transfer of such uncertificated Shares, in each case only with respect to Shares actually purchased by Purchaser, and (iv) the Purchaser shall deliver to the Seller the Purchase Price in accordance with Section 2.02 above.


                                    ARTICLE 3

                        Conditions to Obligation to Close


     SECTION 3.01. Conditions to Obligation of the Purchaser. Subject to Section 3.03, the obligation of the Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a) the representations and warranties set forth in Article 4 below shall be true and correct in all material respects at and as of the Closing Date;

          (b) the Seller shall have performed in all material respects all covenants and agreements contained in this Agreement that are required to be performed by Seller on or before the Closing;


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          (c) there shall not be any injunction, judgment, order or decree in effect preventing the consummation of any of the transactions contemplated by this Agreement;

          (d) the Seller shall have delivered to the Purchaser a certificate to the effect that each of the conditions specified above in Sections 3.01(a), 3.01(b) and 3.01(c) (as it relates to the Seller) is satisfied in all material respects;

          (e) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), relating to the transactions contemplated hereby shall have expired or been terminated and all other governmental approvals filed pursuant to Section 6.04 necessary to be obtained prior to Closing shall have been obtained.

     The Purchaser may waive the conditions specified in this Section 3.01(a) through 3.01(d) if it executes a writing so stating at or prior to the Closing; provided, however, that Purchaser shall not be deemed to have waived any such conditions to the extent that Section 3.03 is applicable as to any of the Shares.

     SECTION 3.02. Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a) the representations and warranties set forth in Article 5 below shall be true and correct in all material respects at and as of the Closing Date;

          (b) the Purchaser shall have performed in all material respects all covenants and agreements contained in this Agreement that are required to be performed by Purchaser on or before the Closing;

          (c) there shall not be any injunction, judgment, order or decree in effect preventing the consummation of any of the transactions contemplated by this Agreement;

          (d) the Purchaser shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Sections 3.02(a), 3.02(b) and 3.02(c) (as it relates to the Purchaser) is satisfied in all material respects;

          (e) all conditions to the Recapitalization shall have been satisfied or waived in accordance with the terms of the Recapitalization Agreement, other than


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     conditions to the extent related to the sale and purchase of the Shares as contemplated by this Agreement;

          (f) Purchaser shall have delivered to Seller the Purchase Price in accordance with Section 2.02; and

          (g) any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated and all other governmental approvals filed pursuant to Section 6.04 necessary to be obtained prior to Closing shall have been obtained.

     The Seller may waive the conditions specified in this Section 3.02(a) through 3.02(f) if it executes a writing so stating at or prior to the Closing and has received a written consent to such waiver from Merger Subsidiary.

     SECTION 3.03. Failure to Satisfy Certain Conditions. Notwithstanding the provisions of Section 3.01 hereof, in the event any of the conditions set forth in Section 3.01 are not satisfied or waived such that the Shares (or any part thereof) set forth on Schedule 2.02 may not be transferred to the Purchaser on the Closing in accordance with this Agreement, the Purchaser shall nonetheless be obligated to pay on the Closing Date the Purchase Price less the value of the Shares which may not be transferred to the Purchaser. The Seller or the Merger Subsidiary, as applicable, shall be obligated to sell and the Purchaser shall be obligated to purchase all Shares not purchased at the Closing within 2 business days after such Shares become transferable to the Purchaser for the price determined as specified in Section 2.02(b) at a place and time mutually acceptable to the Seller and the Purchaser; provided, however, that the Seller's and the Purchaser's obligation shall terminate if any such sale and purchase is not consummated by the first day of the seventh month immediately following the Closing. At the closing of any such sale, each of the Seller and the Purchaser shall deliver the documents required under Section 2.04 and such closing shall be conditioned on fulfillment of the conditions specified in Sections 3.01 and
3.02 with respect to the Shares to be transferred. Notwithstanding the foregoing, if any Person exercises its right of first refusal for any Shares pursuant to a Seller Agreement or refuses to consent to such transfer in accordance with the Seller Agreements, all rights and obligations of the Seller and the Purchaser contained in this Agreement with respect to such Shares shall terminate immediately upon the purchase by such Person of the Shares with respect to which it has exercised its right of first refusal or upon the exercise of such right to refuse consent to the transfer of such Shares and the rights related thereto under the Seller Agreements. Notwithstanding the foregoing, in the case of the Shares comprised of shares of common stock of Tower Automotive, Inc., if such Shares cannot be transferred together with an assignment of the rights under the Seller Agreement related thereto, they shall be deemed transferable under this Section 3.03 if and


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only to the extent they have been registered for re-sale by the Purchaser under the Securities Act.


                                    ARTICLE 4

                  Representations and Warranties of the Seller


     The Seller hereby represents and warrants to the Purchaser that:

     SECTION 4.01. Due Authorization. The Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to own its properties and conduct its business as now being conducted. The Seller has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that the enforcement hereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

     SECTION 4.02. Title. The Seller or a wholly-owned subsidiary of the Seller is the record and beneficial owner of the Shares as listed on Schedule 2.01 and each such Person has, and at the Closing will have, the absolute right, power and capacity to sell, assign, transfer and deliver the Shares to the Purchaser free and clear of any liens, charges, encumbrances or restrictions (other than restrictions on transfer imposed by the Securities Act and applicable state securities or "Blue Sky" laws and other than restrictions (the "Other Restrictions") existing by virtue of the agreements set forth on Schedule 4.02 hereto (the "Seller Agreements")), and, upon delivery and payment for the Shares in accordance with the terms of this Agreement, the Purchaser will acquire valid and marketable title to the Shares, free and clear of all liens, charges, encumbrances or restrictions (other than those created by the Purchaser, those existing by virtue of the Other Restrictions and restrictions on transfer imposed by the Securities Act and applicable state securities or "Blue Sky"
laws). All the Shares (other than the Shares of Companies listed under headings
(a), (b), and (c) of Schedule 2.01) were duly authorized and validly issued, are outstanding and fully paid and non-assessable and were issued free and clear of any pre-emptive rights. Other than this Agreement, the agreement referred to in
Section 6.07, all agreements pursuant to which the Shares were acquired, and the Recapitalization Agreement, the Seller Agreements constitute the sole and exclusive agreements to which the Seller or any of its wholly-owned subsidiaries which are transferring Shares are party to with respect to the Shares.



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                                      -7-

     SECTION 4.03. No Consents. No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body or third party is required for the execution of this Agreement by the Seller, the sale by the Seller or its wholly-owned subsidiaries of the Shares to the Purchaser or the consummation by the Seller of the other transactions contemplated hereby, except as are listed on Schedule 4.03 hereto, as may be required under applicable state securities or "Blue Sky" laws and as may be required under the HSR Act or by any other governmental authorities in connection with the purchase of the Shares by the Purchaser.

     SECTION 4.04. No Conflict, Breach, Etc. The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller and its wholly-owned subsidiaries transferring the Shares of the transactions contemplated hereby (including, without limitation, the sale of the Shares to the Purchaser) will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute or result in a breach of or a default under) or violation of or result in any Person having the right to terminate, modify or accelerate any of
(i) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement (other than the loan agreements, listed on Schedule 4.04, each of which will be terminated upon the consummation of the Recapitalization), note, lease, license, stockholders agreement, or other agreement, instrument or contract to which the Seller, any wholly-owned subsidiary which is transferring the Shares or, to the knowledge of the Seller, any Company (other than Companies listed under headings (a), (b) and (c) of Schedule 2.01) is a party or by which any such Person is bound or to which any of such Person's properties or assets is subject, (ii) the certificate of incorporation or bylaws of the Seller or any wholly-owned subsidiary which is transferring the Shares or, to the knowledge of the Seller, any Company (other than Companies listed under headings (a), (b) and (c) of Schedule 2.01), or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and the HSR Act and assuming the accuracy of the representations and warranties of the Purchaser in Article 5 below) any statute, judgment, decree, order, rule or regulation applicable to the Seller or any wholly-owned subsidiary which is transferring the Shares or, to the knowledge of the Seller, any Company (other than Companies listed under headings (a), (b) and (c) of Schedule 2.01) or any of their respective properties or assets, except, in the case of clause (i), for consents or waivers required under the Seller Agreements which consents or waivers Seller will use reasonable best efforts to obtain prior to the Closing. Neither the Seller nor any of its wholly-owned subsidiaries has any obligation to purchase any additional Shares of Series A Redeemable Preferred Stock of Qualitor, Inc. and none of the shares of Common Stock of, or any of the Warrants for shares of Common Stock, of Qualitor, Inc. owned by the Seller or any of its wholly-owned subsidiaries are subject to an option or right of redemption in favor of Qualitor, Inc.



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                                    ARTICLE 5

                 Representations and Warranties of the Purchaser


     The Purchaser hereby represents and warrants to the Seller that:

     SECTION 5.01. Due Authorization. The Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own its properties and conduct its business as now being conducted. The Purchaser has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except that the enforcement hereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

     SECTION 5.02. No Consents. No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body, or third party is required for the execution of this Agreement by the Purchaser, the purchase of the Shares by the Purchaser or the consummation by the Purchaser of the other transactions contemplated hereby, except as are listed on Schedule
5.02 hereto, as may be required under applicable state securities or "Blue Sky" laws and as may be required under the HSR Act or by other governmental authorities in connection with the purchase of the Shares by the Purchaser.

     SECTION 5.03. No Conflict, Breach, Etc. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby (including, without limitation, the purchase of the Shares by the Purchaser) will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute or result in a breach of or a default under) or violation of any of (i) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, stockholders agreement or other agreement, instrument or contract to which the Purchaser is a party or by which Purchaser is bound or to which any of Purchaser's properties or assets is subject, (ii) the certificate of incorporation or bylaws of the Purchaser, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and the HSR Act) any statute, judgment, decree, order, rule or regulation applicable to the Purchaser or any of its properties or assets except, in the case of clause (i), for consents or

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waivers required under the Seller Agreements relating to MSX International, Inc.
which consents or waivers Purchaser will use reasonable best efforts to obtain prior to Closing.

     SECTION 5.04. Purchase Entirely for Own Account. The Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. The Purchaser has no present intention of selling, granting any participation in or otherwise distributing the Shares. The Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares.

     SECTION 5.05. Restricted Securities. The Purchaser understands that the transfer of the Shares by the Seller or a transferring subsidiary has not been registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") or any other applicable securities laws. The sale of the Shares hereunder is being consummated in reliance on an exemption from the registration provisions of the Securities Act which depends upon, among other things, the Purchaser's representations as expressed in Sections 5.04 and 5.07. The Purchaser understands that it must hold the Shares indefinitely unless the sale of the Shares is registered under the Securities Act and qualified by state authorities, or an exemption from such registration and qualification requirements is available and that any such sale is subject to the Seller Agreements, as applicable. The Purchaser acknowledges that the Companies have no obligation to register or qualify the Shares for resale, other than as provided in the Seller Agreements. The Purchaser further acknowledges that there is no assurance that any exemption from registration or qualification will be available for resales of the Shares and that, even if available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, agreements then in effect with the Companies and/or other stockholders of the Companies with respect to the Shares and on requirements relating to each of the Companies which are outside of the Purchaser's control, and which the Companies are under no obligation and may not be able to satisfy.

     SECTION 5.06. Legends. The Purchaser understands that each of the Shares will bear, so long as appropriate, those legends required by the Seller Agreements, the Securities Act and other applicable state securities laws. The Purchaser acknowledges that each of the Companies shall be entitled to make a notation on its records and give instructions to any transfer agent of the Shares in order to implement the restrictions on transfer set forth in the Seller Agreements or required by law.


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     SECTION 5.07. Accredited Investor; Knowledge. The Purchaser is an
accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser was not organized solely for the purpose of acquiring the Shares and has such knowledge, sophistication and business experience so as to be capable of evaluating the merits and risks of an investment in the Shares. The Purchaser has sufficient experience in investments and knowledge about the Companies' respective management, businesses, operations and financial affairs and about the Shares so as to be capable of evaluating the merits and risks of its investment in the Shares. The Purchaser represents that it is able to bear the economic risk of its investment in the Shares indefinitely, including a possible total loss of investment.

     SECTION 5.08. Financing. Purchaser has, or will have prior to the Closing, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Purchase Price as required hereunder and all related fees and expenses.


                                    ARTICLE 6

                            Covenants and Agreements


     SECTION 6.01. Disclosure; Publicity. Neither party hereto shall, and each party hereto shall cause its representatives and agents not to, make any public announcement, statement or press release with respect to this Agreement or the transactions contemplated hereby or otherwise disclose to any Person (other than its respective officers, directors, employees, agents, investors, financial representatives and attorneys, in each case on a need to know basis) the existence, terms, conditions, content or effect of this Agreement, in each case, without the prior consent of the other party unless disclosure is required by applicable law or governmental regulation, or by order of a court of competent jurisdiction.

     SECTION 6.02. Seller Agreements. Seller agrees that it shall promptly deliver notices to the extent permitted by the Seller Agreements and take all other action required under the Seller Agreements in order to consummate the sale of the Shares to the Purchaser and to use reasonable best efforts to obtain a waiver or an exercise of the other parties' rights of first refusal under the Seller Agreements on or prior to the Closing Date.

     SECTION 6.03. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties


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hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or desirable under applicable legal requirements, to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, obtaining the consents listed on Schedules 4.02 and 5.02 hereto and the assignments of the Seller Agreements; provided, however, that neither the Seller nor the Purchaser shall be required to compensate any third party to obtain any such consent or approval (other than customary filing fees). If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall use their reasonable best efforts to take or cause to be taken all such necessary or desirable action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or desirable documentation.

     SECTION 6.04. Certain Filings. Purchaser agrees to use reasonable best efforts to file within 10 Business Days after the date hereof a Notification and Report Form for Certain Mergers and Acquisitions ("HSR Notification Form") with the Federal Trade Commission ("FTC") and the Department of Justice ("DOJ") in connection with the acquisition of the Shares other than those listed on
Schedule 2.02 and of MSX International, Inc., as appropriate. Seller and Purchaser shall cooperate with one another in taking any actions or making any filings required by the HSR Act and seeking timely to, and shall use their reasonable best efforts to, obtain early termination or expiration of the applicable waiting period. Seller and Purchaser each agree to use their reasonable best efforts to promptly identify any other governmental filings or actions with respect to any other governmental authority necessary to consummate the transactions contemplated by this Agreement and to make such filings or take such actions within 10 Business Days of such identification and to obtain early termination or expiration of any applicable waiting period or early or expedited approval, as applicable. Seller shall use its commercially reasonable efforts to cause each Company to cooperate with the Purchaser and the Seller in their making, and to take all actions and to make, all filings required by the HSR Act or any other governmental authority necessary to consummate the transactions contemplated by this Agreement and to obtain early termination or expiration of any applicable waiting period or early or expedited approval, as applicable, of any such filings. Notwithstanding the foregoing, with respect to the Shares comprised of MSX International, Inc. and those listed on Schedule 2.02, neither the Purchaser nor the Seller shall have any obligation to make or to cause to be made any filings required under this Section 6.04 until, in the case of MSX International, Inc., in the case of any filing required by the HSR Act, 10 Business Days after the date of the Purchaser's notice given pursuant to Section
6.06 hereof, and in the case of all other filings, as otherwise specified herein and, in the case of the Shares listed on Schedule 2.02, in the case of any filing required by the HSR Act, 10 Business Days after the applicable Person's consent to the transfer of such Shares and the rights related thereto under the Seller Agreements or the applicable Person's failure to purchase Shares with respect to which it has exercised a right of first refusal, as appropriate, and in the case of all other filings, as otherwise specified herein. Not-withstanding the foregoing, within 10 Business Days after a written request (which request will not be prior to the delivery of the notice under Section 6.06) by Seller, Purchaser agrees to make a filing on HSR Notification Form with the FTC and the DOJ with respect to the Shares listed on Schedule 2.02 specified in such written request and Seller agrees to reimburse Purchaser for any filing fees paid by Purchaser with respect to such HSR Notification Form filed upon the request of Seller in the event Purchaser is not able to purchase the Shares which are the subject of such HSR Notification Form filed upon the request of Seller. "Business Day" means a day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

     SECTION 6.05. Representations and Covenants. Prior to Closing, each of the Seller and the Purchaser will not engage in any practice, take any action, fail to take any action or enter into any transaction which would cause any representation or warranty made by it in this Agreement to be untrue in any material respect or result in the breach of any material covenant made by it in this Agreement.

     SECTION 6.06. Notice. No later than the close of business on the tenth Business Days after the date hereof, the Purchaser shall provide the Seller with a notice containing a good faith bona fide offer indicating the terms and the price at which Purchaser will offer to purchase the Shares listed on Schedule 2.02.

     SECTION 6.07. American Commercial Plastics. Seller agrees to pay over to Purchaser all payments received by Seller pursuant to Section 3.00 of the Stock Purchase Agreement, dated as of March 23, 1999, among MascoTech, Inc., MascoTech Coatings, Inc. and American Commercial Plastics, Inc. no later than 30 days after receipt thereof.


                                    ARTICLE 7

                                  Miscellaneous


     SECTION 7.01. Termination. Seller may terminate this Agreement and Seller may abandon the transactions contemplated hereby in the event the Recapitalization Agreement is terminated for any reason in accordance with its terms by giving Purchaser written notice of termination which shall be effective immediately. Otherwise this Agreement may be terminated only with the prior written consent of Seller and Purchaser.

     SECTION 7.02. Amendments; Waivers. The provisions of this Agreement may be modified or amended, and waivers and consents to the performance and observance of the terms hereof may be given, only by written instrument executed and delivered by each of the parties hereto in the event of an amendment and by the party against whom the waiver is to be effective in the event of a waiver. The failure at any time to require performance of any provision hereof shall in no way affect the full right to require such performance at any time thereafter (unless performance thereof has been waived in accordance with the terms hereof for all purposes and at all times by the party to whom the benefit of such performance is to be rendered). The waiver by any party to this Agreement of a breach of any provision hereof shall not be taken or held to be a waiver of any succeeding breach of such provision or any other provision or as a waiver of the provision itself.

     SECTION 7.03. Successors and Assigns. None of the rights or obligations under this Agreement shall be assignable without the written consent of the other party except that (i) Purchaser may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Shares, but no such transfer or assignment will relieve Purchaser of its obligations hereunder and (ii) Seller may transfer or assign this Agreement together with the Shares (in whole or in part) to an Affiliate or to Masco Corporation, a Delaware corporation, as long as Purchaser's rights hereunder are not adversely affected. This Agreement and all covenants and agreements contained in this Agreement by or on behalf of the parties hereto shall bind, and inure to the benefit of, the respective successors and permitted assigns of the parties hereto.

     SECTION 7.04. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, by registered, certified or express mail, reputable overnight courier service or facsimile and shall be deemed given when so delivered by hand or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service) or if sent by facsimile, upon receipt of written confirmation, as follows:

         if to Seller, to:

                  MascoTech, Inc.
                  21001 Van Born Road
                  Taylor, Michigan 48180
                  Attention: President
                  Fax: (313) 792-6157

                  with a copy to:

                  MascoTech, Inc.
                  21001 Van Born Road
                  Taylor, Michigan 48180
                  Attention: General Counsel
                  Fax: (313) 792-6940

                  and

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York 10017
                  Attention: Leonard Kreynin
                  Fax: (212) 450-4800

                  and

                  Dykema Gossett PLLC
                  400 Renaissance Center
                  Detroit, MI  48243
                  Attention: Fredrick M. Miller
                  Fax: (313) 568-6832

         if to Purchaser, to:

                  Citicorp Venture Capital, Ltd.
                  399 Park Avenue
                  14th Floor
                  New York, New York 10043
                  Attention: Michael A. Delaney
                  Fax: (212) 793-2425

         with a copy to:

                  Morgan Lewis & Bockius LLP
                  101 Park Avenue
                  New York, NY  10178-0060
                  Attention: Robert G. Robison
                  Fax: (212) 309-6273

     SECTION 7.05. Expenses. Except as specified in Sections 6.04 and 6.07, each party hereto will bear its own costs, fees and ex-penses incurred in connection with the transactions contemplated hereby, including, without limitation, legal and accounting fees and expenses.

     SECTION 7.06. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

     SECTION 7.07. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 7.08. Severability; Interpretation. If any provision in this Agreement is deemed to be or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto, (i) such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties hereto, it will be deleted, with effect from the date of such agreement or such earlier date as the parties hereto may agree and (ii) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

     SECTION 7.09. Headings. Section headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 7.10. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof and supersedes any and all prior oral or written agreements, representations or warranties, contracts, understandings, correspondence, conversations and memoranda, whether written or oral, between the parties hereto, or between or among any agents, representatives, Affiliates, predecessors in interest or successors in interest, with respect to the subject matter hereof.

     SECTION 7.11. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

     SECTION 7.12. Third-party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and is not intended to confer any benefit upon any other person or entity or infringe upon any rights or remedies.

     SECTION 7.13. Specific Performance. Each party shall be entitled to enforce all of their rights contained herein specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

     IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first above written.


                                MASCOTECH, INC.


                                By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                CITICORP VENTURE CAPITAL, LTD.


                                By:
                                       ----------------------------------------
                                       Name:
                                       Title:

ATTACHMENT A


                CERTIFICATION OF NON-FOREIGN STATUS FOR ENTITIES
                     (As contemplated by Treasury Regulation
                              Section 1.1445-2(b))


     Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a buyer of a U.S. real property interest must withhold tax if the seller is a foreign person. To inform the buyer that withholding of tax is not required upon the disposition of a U.S. real property interest (if shares of [target] are found to constitute such an interest) by

, the undersigned hereby certifies on behalf of such entity:
         (name of entity)

     1. _________________ is not a foreign corporation, foreign partnership, foreign (name of entity) trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

     2. _________________'s U.S. employer identification number is ___________;
and     (name of entity)                                            (EIC)

     3. _________________'s office address within the United States is (name of entity)

        -----------------------------------------
        (street)
        -----------------------------------------
        (city, state, zip code)
        ______________ understands that this certification must be disclosed to
        (name)

the Internal Revenue Service by the buyer and that any false statement I have made here could be punished by fine, imprisonment, or both.

         Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete and I further declare that I have authority to sign this document on behalf of ___________________________
                    (name of entity)

-----------------------------------
Name of Entity
-----------------------------------
Signature
-----------------------------------
Title
                              Date: _______________

                                  SCHEDULE 2.01


                        Company                                       Shares to be Purchased

(a)   Titan International, Inc.                         3,315,852 shares of Common Stock

(b)   Delco Remy International, Inc.                    3,025,391 shares of Common Stock

(c)   MSX International, Inc.                           43,752 shares of Class A Common Stock
                                                        180,000 shares of Series A Preferred Stock

(d)   Advanced Accessories Systems, LLC (formerly       1,500 Member Units
      known as AAS Holdings, LLC)

(e)   Tower Automotive, Inc.                            400,000 shares of Common Stock

(f)   Innovative Coating Technologies, Inc.             Senior Subordinated Note of American Commercial
      (formerly known as MascoTech Coatings, Inc.)      Plastics, Inc. aggregating $6.4 million (including
                                                        deferred interest)
                                                        27.20 shares of Common Stock

(g)   Qualitor, Inc.                                    890,000 shares of Series A Redeemable Preferred
                                                        Stock
                                                        300,000 shares of Common Stock
                                                        Warrant No. 2 to purchase 107,143 shares of Common
                                                        Stock
                                                        Warrant No. 3 to purchase 65,839 shares of Common
                                                        Stock
                                                        Warrant No. 4 to purchase 25,643 shares of Common
                                                        Stock


                                  SCHEDULE 2.02


                        Company                                       Shares to be Purchased

Advanced Accessories Systems, LLC (formerly known as    1,500 Member Units
AAS Holdings, LLC)

Innovative Coating Technologies, Inc. (formerly known   27.20 shares of Common Stock
as MascoTech Coatings, Inc.)

Qualitor, Inc.                                          300,000 shares of Common Stock
                                                        Warrant No. 2 to purchase 107,143 shares of Common
                                                        Stock
                                                        Warrant No. 3 to purchase 65,839 shares of Common
                                                        Stock
                                                        Warrant No. 4 to purchase 25,643 shares of Common
                                                        Stock

                                  SCHEDULE 4.02

                                SELLER AGREEMENTS


Amended and Restated Members' Agreement dated as of September 30, 1999 among Advanced Accessory Systems, LLC (F/K/A AAS Holdings, LLC) and the members thereof

Third Amended and Restated Operating Agreement dated as of September 30, 1999 of Advanced Accessory Systems, LLC (F/K/A AAS Holdings, LLC), and the members thereof

Shareholders Agreement dated March 23, 1999 by and among MascoTech, Inc., American Commercial Plastics, Inc., and Innovative Coating Technologies, Inc.

Letter Agreement dated March 23, 1999 by and among American Commercial Holdings, Inc., American Commercial Plastics, Inc., MascoTech Coating Technologies, Inc. and MascoTech, Inc. regarding Registration Rights Agreement

Amended and Restated Securities Purchase and Holders Agreement, dated December 22, 1997, by and among Delco Remy International, Inc., Citicorp Venture Capital, Ltd., MascoTech Automotive Systems Group, Inc., and the other individuals named therein

Registration Rights Agreement for Common Stock dated July 29, 1994 by and among DR International, Inc., a Delaware corporation, Citicorp Venture Capital Ltd., World Equity Partners, L.P., MascoTech Automotive Systems Group, Inc., Harold K. Sperlich, James R. Gerrity and the Management Investors named therein

Stockholders' Agreement dated as of January 3, 1997 (as amended) by and among MSX International, Inc., MascoTech, Inc., Citicorp Venture Capital, Ltd., and other individuals named therein

Registration Rights Agreement dated as of January 3, 1997 by and among MSX International, Inc., MascoTech, Inc., Citicorp Venture Capital, Ltd., and other individuals named therein

Stockholders Agreement dated as of April 30, 1999 by and among Qualitor, Inc., Wind Point Partners III, L.P., Wind Point Executive Advisor Partners, L.P., Ralph E. Reins, First Union Capital Partners, Inc., and MascoTech, Inc.

Registration Rights Agreement dated as of April 30, 1999 by and among Qualitor Inc., Wind Point Partners III, L.P., Wind Point Executive Advisor Partners, L.P., First Union Capital Partners, Inc.., and MascoTech, Inc.

Warrant Purchase Agreement dated as of April 30, 1999, by and between Qualitor, Inc. and MascoTech, Inc.

Warrant No. 2 dated as of April 30, 1999 issued by Qualitor, Inc. to MascoTech, Inc. to purchase 107,143 shares of Common Stock

Warrant No. 3 dated as of April 30, 1999 issued by Qualitor, Inc. to MascoTech, Inc. to purchase 65,839 shares of Common Stock

Warrant No. 4 dated as of April 30, 1999 issued by Qualitor, Inc. to MascoTech, Inc. to purchase 25,643 shares of Common Stock

Registration Rights and Voting Agreement dated as of May 31, 1996 between Tower Automotive, Inc., and MascoTech, Inc.

Senior Subordinated Note dated March 23, 1999 for $6 million issued by American Commercial Plastics, Inc. to MascoTech, Inc.

Guaranty of MascoTech Coatings, Inc.

Guaranty of George S. Hofmeister

General Security Agreement dated as of March 23, 1999 by and among MascoTech, Inc., American Commercial Plastics, Inc. and MascoTech Coatings, Inc.

Mortgage dated March 24, 1999 by MascoTech Coatings, Inc. in favor of MascoTech, Inc.

Assignment of Rents, Issues, Profits and Leases by MascoTech Coatings, Inc. in favor of MascoTech, Inc.

Subordination Agreement dated March 23, 1999 by MascoTech, Inc., MascoTech Coatings, Inc. and National Bank of Canada

                                  SCHEDULE 4.03

                               CONSENTS OF SELLER


Filings under HSR Act

The parties agree that to the extent any consent listed in this Schedule relates to any Shares not purchased in accordance with Section 3.03, the failure to obtain such consent shall not constitute a breach of the representations and warranties set forth in Section 4.03 with respect to such Shares (the "Unpurchased Shares") at the Closing of any other Shares which does not include such Unpurchased Shares.

Amended and Restated Members' Agreement dated as of September 30, 1999 among Advanced Accessory Systems, LLC (F/K/A AAS Holdings, LLC) and the members thereof

Third Amended and Restated Operating Agreement dated as of September 30, 1999 of Advanced Accessory Systems, LLC (F/K/A AAS Holdings, LLC) and the members thereof

Shareholders Agreement dated March 23, 1999 by and among MascoTech, Inc., American Commercial Plastics, Inc., and Innovative Coating Technologies, Inc.

Stockholders Agreement dated as of January 3, 1997 (as amended) by and among MSX International, Inc., MascoTech, Inc., Citicorp Venture Capital, Ltd., and other individuals named therein

Stockholders Agreement dated as of April 30, 1999 by and among Qualitor, Inc., Wind Point Partners III, L.P., Wind Point Executive Advisor Partners, L.P., Ralph E. Reins, First Union Capital Partners, Inc., and MascoTech, Inc.

Registration Rights and Voting Agreement dated as of May 31, 1996, between Tower Automotive, Inc. and MascoTech, Inc.

              Additional filings as are identified in Section 6.04

                                  SCHEDULE 4.04

                               CONFLICTS OF SELLER


Loan Agreements

     $1,300,000,000 Credit Agreement dated as of January 16, 1998 among MascoTech, Inc., MascoTech Acquisition, Inc., the banks party thereto from time to time, The First National Bank of Chicago, as Administrative Agent, Bank of America NT&SA and NationsBank N.A., as Syndication Agents and Amendment No. 1 thereto dated as of February 10, 1998

                                  SCHEDULE 5.02

                              CONSENTS OF PURCHASER


Stockholders' Agreement dated as of January 3, 1997 (as amended) by and among MSX International, Inc., MascoTech, Inc., Citicorp Venture Capital, Ltd. and other individuals named therein

Filings under HSR Act

The parties agree that to the extent any consent listed in this Schedule relates to any Shares not purchased in accordance with Section 3.03, the failure to obtain such consent shall not constitute a breach of the representations and warranties set forth in Section 5.02 with respect to any Unpurchased Shares at the closing of any other Shares which does not include such Unpurchased Shares

        Additional filings as are identified as provided in Section 6.04